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                                                             EXHIBIT NO. 99.1(b)


                         MFS GOVERNMENT SECURITIES FUND

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Government Securities Fund, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1.       The additional class of Shares is designated "Class R2
                  Shares";

         2. Class R2 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class R2 Shares, the method of determination of the net asset value of Class R2 Shares, the price, terms and manner of redemption of Class R2 Shares, and relative dividend rights of holders of Class R2 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.



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                              CORRECTION OF DEFECTS

         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Government Securities Fund, the following defects are corrected:

         1. On April 18, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of the MFS Government Securities Fund to create "Class 529A Shares, Class 529B Shares and Class 529C Shares."

         2. The reference to Section 6.9 in this filing was a typographical error.

         3. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

         4. On October 24, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of the MFS Government Securities Fund to create "Class R Shares."

         5. The reference to Section 6.9 in this filing was a typographical error.

         6. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."





                             REDESIGNATION OF SERIES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Government Securities Fund (the "Trust"), the Trustees of the Trust hereby redesignate all existing Class R Shares (as defined in the Declaration) as follows:

         1. The shares previously designated as Class R shares shall be redesignated as Class R1 shares.



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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 15th day of August, 2003 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


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
JOHN W. BALLEN                                                 LAWRENCE T. PERERA
--------------------------------------------                   --------------------------------------------
John W. Ballen                                                 Lawrence T. Perera
8 Orchard Road                                                 18 Marlborough Street
Southborough MA  01772                                         Boston MA  02116


LAWRENCE H. COHN                                               WILLIAM J. POORVU
--------------------------------------------                   --------------------------------------------
Lawrence H. Cohn                                               William J. Poorvu
45 Singletree Road                                             975 Memorial Drive  Apt. 710
Chestnut Hill MA  02467                                        Cambridge MA  02138


WILLIAM R. GUTOW                                               JEFFREY L. SHAMES
--------------------------------------------                   --------------------------------------------
William R. Gutow                                               Jeffrey L. Shames
3 Rue Dulac                                                    38 Lake Avenue
Dallas TX  75230                                               Newton MA  02459


J. ATWOOD IVES                                                 J. DALE SHERRATT
--------------------------------------------                   --------------------------------------------
J. Atwood Ives                                                 J. Dale Sherratt
17 West Cedar Street                                           86 Farm Road
Boston MA  02108                                               Sherborn MA  01770


                                                               ELAINE R. SMITH
--------------------------------------------                   --------------------------------------------
Abby M. O'Neill                                                Elaine R. Smith
200 Sunset Road                                                75 Scotch Pine Road
Oyster Bay NY  11771                                           Weston MA  02493


KEVIN R. PARKE                                                 WARD SMITH
--------------------------------------------                   --------------------------------------------
Kevin R. Parke                                                 Ward Smith
33 Liberty Street                                              36080 Shaker Blvd.
Concord MA  01742                                              Hunting Valley OH  44022
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